EXHIBIT 99.1

Lexaria Announces Closing of Non-Brokered Private Placement

Kelowna, British Columbia– November 14, 2019 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms, announces it has closed the first tranche of its previously announced private placement of units (the “Offering”) as at November 13, 2019.

Pursuant to the Company’s news release of October 30, 2019 the Company announces that it has closed this tranche of its Offering and has received gross proceeds of US$699,410.25 from the sale of an aggregate 1,554,245 units (“Units”) at a price of US$0.45 per Unit. Each Unit is comprised of one common share (“Share”) and one share purchase warrant (“Warrant”) whereby the holder of a Warrant will be entitled to exercise the Warrant to purchase an additional Share (“Warrant Share”) at a price of US$0.80 until November 13, 2020 and thereafter at a price of US$1.20 until November 13, 2021 (the “Expiry Date”). The Warrants will expire and will no longer be exercisable after the Expiry Date.

The Company also paid US$3,937.50 and issued 8,750 warrants (the “Broker Warrants”) to certain finders in connection with the investment by investors of an aggregate 125,000 Units. The Broker Warrants have the same exercise terms and Expiry Date as the Warrants.

The net proceeds received from the Offering will be used as to US$200,000 for continued research and development of the Issuer’s DehydraTECH technology; US$50,000 for sales and marketing of the Issuer’s products; US$50,000 for finance and legal fees; US$75,000 for pursuing patent applications; US$170,000 for general working capital and US$150,000 for administration costs.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any State in which such offer, solicitation or sale would be unlawful. The securities being offered have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the United States Securities Act of 1933, as amended, and applicable state securities laws.

About Lexaria

Lexaria Bioscience Corp. is a global innovator in drug delivery platforms. Its patented DehydraTECH™ drug delivery technology changes the way Active Pharmaceutical Ingredients enter the bloodstream, promoting healthier ingestion methods, lower overall dosing and higher effectiveness for lipophilic active molecules. DehydraTECH increases bio-absorption; reduces time of onset; and masks unwanted tastes for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. Lexaria has licensed DehydraTECH to multiple companies in the cannabis industry for use in cannabinoid beverages, edibles and oral products; and to a world-leading tobacco producer for the development of smokeless, oral-based nicotine products. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 16 patents granted and over 60 patents pending worldwide.

www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (http://twitter.com/lexariacorp)

and on Facebook http://www.facebook.com/lexariabioscience/

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Alex Blanchard, Communications Manager

(250) 765-6424 ext. 202

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company’s public announcements and filings. There is no assurance that existing capital is sufficient for the Company’s needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids, nicotine or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, letter of intent, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.